Exhibit 10.16

LEASE
FOR
STONE CREEK BUSINESS CENTER

This lease is made by and between STONE CREEK BUSINESS CENTER, LTD., a Colorado limited partnership ("Landlord "), and GROWLIFE HYDROPONICS, INC. ("Tenant").

1. LEASE: For and in consideration of and upon the agreements, at the rental, and for the Term set forth in this lease (the "Lease"), Landlord leases to Tenant and Tenant .leases from Landlord the premises (the "Premises ") located in the building (the "Building") in the County of Eagle, Colorado, commonly known as STONE CREEK BUSINESS CENTER. LLLP (the "Project") and highlighted in red on attached Schedule I, which is hereby incorporated herein by reference.

(a) 81620; Units 5&6, 40800 Highway 6, Avon, Colorado,

(b) Square feet (2502):

The approximate square footage of the Premises, as set forth herein, is accepted by both Landlord and Tenant as the size and square footage of the Premises for all purposes under this Lease and shall not be subject to challenge at a later date, it being recognized that there are different methods by which square footage can be measured and that no two individuals measuring the size of the Premises are likely to come up with the same number.

2. PROJ ECT LEGA L: Lot 5, Eagle Vail Commercial Service Center first amendment, a re-subdivision of Lots 2 through 6, Block 2, Eagle-Vail Commercial Service Center, Eagle County, Colorado.

3. LEASE TERM:

1. The term of the Lease (the "Term") and the right of Tenant to take possession of and to occupy the Premises shall commence at twelve o'clock noon on October 21, 2013 (the "Commencement Date"), and, unless extended or sooner terminated pursuant to the Lease, shall terminate at twelve o'clock noon on the last day of September, 2018.

2. Subject to the conditions hereinafter set forth, Tenant is hereby granted an option (the "Option") for a 0 year extension of the Term (the "Renewal Term"). If Tenant intends to exercise the Option, then, at least one hundred and eighty (180) calendar days prior to the expiration of the Term, Tenant shall give Landlord written notice that it thereby exercises the Option. Notwithstanding the service of such notice, it shall be a condition precedent to the effective exercise of the Option that, at both the time of service of the written notice and at the time of the commencement of the extension of the Term, Tenant shall not be in default under the Lease. All terms and provisions of the Lease shall apply and be in full force and effect during any Renewal Term resulting from this paragraph 3.02. No additional options for further full force and effect during any Renewal Term resulting from this paragraph 3.02. No additional options for further extensions of the Term are created by this paragraph. The foregoing notwithstanding, Landlord may, at Landlord's sole option, upon the giving of written notice to Tenant, terminate and declare null and void the Option described in this paragraph 3.02 in the event that, during the Term of this Lease, Tenant fails to pay Rent when due on more than two (2) occasions or otherwise is declared, in writing, to be in default of any provisions of the Lease. The foregoing notwithstanding, in the event of the exercise by Tenant of any Option to extend the term of the Lease, as provided for herein, Landlord shall, until sixty (60) calendar days prior to the effective date of any such Renewal Term, have the sole and absolute right to modify the terms and conditions of this Lease, but not the "Fixed Minimum Rent" amount or Term of the Lease, but only so as to include in the Lease any standard Lease provisions which, since the date hereof, Landlord has incorporated into its standard lease form for the Project. Upon receipt of any such modification, presented by Landlord to Tenant by way of a new lease agreement or an amendment to this Lease, Tenant shall, prior to thirty (30) calendar days after Tenant's receipt of such new lease agreement or amendment, execute and deliver, or cause to be delivered, to Landlord such new lease agreement or amendment to this Lease. In the event that Tenant fails to execute and deliver to Landlord the new lease agreement or amendment, as described in the preceding sentence, Tenant's notice of having exercised the Option to extend the Term of the Lease shall be void and of no effect, and the Term of the Lease shall end on the date set forth in Section 3.01 above. In the event that Tenant exercises the Option, as allowed by this Lease, the word "Term," as used herein, shall include the "Renewal Term" created by such Option.

4. USE OF PREMISES

1. Tenant shall occupy and use the Premises for the purpose of conducting thereon the business ofWholesale & Retail sales of indoor agricultural hydroponics equipment and supplies and for no other purpose whatsoever.

2.  Tenant shall not use or occupy the Premises, or permit the use or occupation of the Premises, or any part thereof, by any person other than Tenant, for any purpose other than the one specified in paragraph 4.01 herein or for any purpose which (a) constitutes waste or a public or private nuisance, including, but not by way of limitation, the outside storage, display or sales of any items or materials, construction, assembly, or work of any kind, (b) transmits light outside of the Premises (excluding signs allowed pursuant to the Lease), sound, odor or vibrations which are obnoxious or offensive to any one or more of the other Tenants of the Building or to Landlord, (c) violates any governmental (State, Federal or Local) laws, ordinances or regulations, (d) is contrary to any leases, restrictive covenants, agreements or limitations of record, or (e) renders the Building or the Premises, or any part of either, uninsurable with standard insurance at ordinary rates.

3. Tenant shall not obtain from any governmental entity, or maintain, any license to distill, manufacture, sell, dispense, or serve malt, vinous, or spirituous liquors, or to operate any retail gaming establishment, as may otherwise be obtained within the State of Colorado pursuant to Colorado Law, except that, with the express written consent of Landlord, which consent may be withheld for any reason, Tenant may obtain a license to operate a package "Retail Liquor Store", as defined by C.R.S. § 12-47-103 (31) or a "Restaurant", as defined in C.R.S. § 12-47- 103 (30) provided, however, that, in the event that Landlord gives written permission for Tenant to operate a licensed "Restaurant'', pursuant to C.R.S. § 12-47-101 et seq., Landlord may impose restrictions pertaining to the nature of such Restaurant operation to ensure that alcoholic beverages are served only in conjunction with, and as part of, the service of food, and specifically prohibiting the inclusion and operation of any bar, nightclub, live or recorded entertainment, amusement devices, floor shows, and so forth from operating as a part of such "Restaurant".

4. Tenant, its successors, assigns or sub-tenants, shall not use all or any portion of the Premises for any one or more of the following activities:

(a) A wholesale or retail commercial establishment which devotes at least ten percent (10%) of its stock-in-trade or interior floor space to, or receives at least ten percent (10%) of its revenues from, the sale, rental or viewing of books, magazines, periodicals or other printed matter, or photographs, films, motion pictures, video cassettes, compact discs, slides, or other visual representations which are characterized by the depiction or description of "specified sexual activities" or "specified anatomical areas" or sexual accessories or any items for sale primarily of a sexual nature. "Specified sexual activities" shall mean and include (i) human genitals in a state of sexual stimulation or arousal; (ii) actual or simulated acts of human masturbation, sexual intercourse or sodomy; and (iii) actual or simulated fondling or other erotic touching of human genitals, pubic region, buttocks or female breasts. "Specified anatomical areas" shall mean: (i) less than completely and opaquely covered human genitals, pubic region, buttocks, anus, or female breasts below a point immediately above the areola; or (ii) human male genitals in a discernibly turgid state, even if completely and opaquely covered.

(b) A nightclub, bar, club, restaurant, concert hall, auditorium or other establishment which features, allows, permits, or conducts live adult entertainment. "Adult entertainment" is defined as any exhibition, display or dance which involves the exposure to view of any portion of the female breasts below the top of the areola, male genitals, female genitals, or the pubic hair, anus, or cleft of the buttocks of any person or male genitals in a discernibly turgid state, even if completely and opaquely covered.

(c) Tenant, Tenant's employees, customers, patrons and all other persons on the Premises shall not, without the express written consent of Landlord, which consent may be withheld for any reason, sell, use, consume, purchase, produce, manufacture, grow, or otherwise possess cannabis or marijuana, or any derivative thereof, or any product intended for use in the manufacturing, growing, using or consuming thereof.

5. RENT:

1. Subject to the same being increased pursuant to paragraph 5.05 herein, during the Term and any extension thereof, Tenant shall pay Landlord a fixed minimum rent (the "Fixed Minimum Rent") computed at the rate of:

(a)	$31,275.00	per year, which equates to
(b)	$2,606.25	per month.

Notes:    1. Landlord rent concession of $1,303.12.00 for the months of Nov. & Dec, 2013

3. Landlord rent concession of $ 521.25.00 for the months of Jan. & Feb, 2014

2. Except as is expressly provided for in the Lease, the Fixed Minimum Rent shall be paid in twelve equal installments of monthly rent as provided for in paragraph 5.01 herein, in advance, on the first day of each calendar month during the Term and during any Renewal Term, if applicable, at the office of Landlord, or such other place as Landlord may designate, without any set-off, deduction or counterclaim whatsoever.

3. If the Commencement Date shall fall on a day other than the first day of a calendar month, then the installment of the Fixed Minimum Rent due for the calendar month during which the Commencement Date falls shall be prorated so that, as the installment of the Fixed Minimum Rent for such month, Tenant shall pay an amount which bears the same ratio to a regular monthly installment of the Fixed Minimum Rent as the number of days from and including the Commencement Date through the end of such month bears to the total number of days in such month.

4. Landlord hereby acknowledges the receipt from Tenant of $ 1,617.96 ($7.76/sf) to be applied toward the payment of the first installments of the Fixed Additional Rent (CAM) coming due pursuant to the Lease from November 1st, 2013 through the last day of November, 2013.

5. Commencing with the fiscal year beginning on the first day of the calendar month during which the First (1st) anniversary of the Commencement Date occurs and on the first day of each such fiscal year thereafter, the Fixed Minimum Rent set forth in paragraph 5.01.herein shall be increased by 3.5 % percent

6. Other than the Fixed Minimum Rent and Security Deposit (defined in paragraph 6.01 herein), all sums, costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to the Lease shall be deemed to be additional rent (the "Additional Rent") for the Premises. The total rent payable to Landlord by Tenant (the "Rent") during the Term shall be the sum of the Fixed Minimum Rent for the Term and the Additional Rent which accrues or will accrue during the Term.

7. The Additional Rent provided for in paragraph 5.06 herein shall be prorated between Landlord and Tenant in accordance with the number of days of the applicable accounting period during which the Premises were subject to the Lease and not subject to the Lease.

8. It is recognized that Landlord will incur additional costs, the exact amount of which may be difficult to ascertain, as a result of and in handling any payment of Rent which is not received by Landlord on or within the three (3) business day period following its due date;

therefore, in order to reimburse Landlord for such costs, and not as a penalty, if Tenant fails to timely pay any Rent and/or Additional Rent, and the Rent and Additional Rent are not received by the Landlord on or within the three (3) business day period following its due date, in addition to and with such Rent, Tenant shall pay Landlord an amount equal to fifteen(15%) percent of such Rent and/or Additional Rent, as a Late Charge which shall be added to the total balance due. A business day shall be defined as Monday through Friday of each week, except official Federal or State holidays resulting in the closure of either banks in Colorado and/or the U.S. Post Office.

6. SECURITY DEPOSIT:

1. To secure the timely and faithful performance of all of Tenant's obligations under the Lease, Tenant has deposited with Landlord the sum of $ 11,163.09 as a security deposit (the "Security Deposit"), the receipt of which is acknowledged. At any time, if Tenant shall be in default in the performance of any of Tenant's obligations under the Lease, at Landlord's option, Landlord may use all or so much of the Security Deposit as Landlord deems necessary to cure any such default without being under any obligation to do so. Upon notification thereof, Tenant shall forthwith pay Landlord the amount of the Security Deposit so expended so that Landlord will at all times have the full amount of the Security Deposit as security. The Security Deposit and the use thereof shall not be considered as liquidated damages in the event of default but only as an application toward actual damages. Within sixty (60) days after the termination of the Lease, Landlord shall return the unused portion of the Security Deposit to Tenant without interest. Landlord is under no obligation to segregate the Security Deposit and may commingle the same with other funds of Landlord.

2. If Landlord conveys its interest in the Premises and assigns the Lease, Landlord shall transfer the Security Deposit, or so much thereof as remains, to the grantee of such interest and the Lease and, thereupon, Landlord shall be released from all liability for the return of the Security Deposit to Tenant or for the subsequent use of the Security Deposit pursuant to paragraph 6.01 herein.

7. AVAILABILITY OF THE PREMISES:

1. Landlord shall not be liable for any damages sustained or costs or expenses incurred by Tenant on account of Tenant's failure to obtain possession of the Premises on or before the Commencement Date and Tenant shall have no right to rescind, cancel or terminate this Lease because of such failure.

2. Occupancy of all or part of the Premises by Tenant shall be deemed possession and acceptance thereof by Tenant in good and suitable condition in full accordance with the provisions of the Lease.

3. At the expense of Tenant, Tenant shall fully comply with all provisions and standards of the Occupational Safety and Health Act of 1970 (Chapter XVII, Title XIX of the United States Code) and any applicable federal or state statute or regulation adopted pursuant thereto, in lieu thereof, or in conjunction therewith, as the same relate to the Premises, as such may be amended or reenacted from time to time. Tenant shall in indemnify and hold Landlord harmless from all obligations, liability, damages, costs, and expenses, including attorney's fees, concerning any failure to so comply.

8. COMMON AREAS:

1. At its option, Landlord may provide Common Areas (hereinafter defined) for the non-exclusive use of Tenant, its employees and customers in common with other Tenants and customers of other portions of the Building.

2. At all times all common facilities, if any, furnished by Landlord in or near the Building and all such other accommodation areas as Landlord may provide and designate (collectively, the "Common Areas"), including, but not by way of limitation, pedestrian sidewalks, parking areas, landscaped areas, stairways, lamps, restrooms, elevator, and driveways and similar areas and improvements shall be subject to the exclusive control and management of Landlord. From time to time, Landlord may establish, modify, and enforce rules and regulations with respect to the Common Areas to be used by Tenant and its employees, customers, guests and invitees and Tenant agrees to abide by and conform to such rules and regulations and obtain the abidance by its employees, customers, guests and invitees thereto.

3. Landlord reserves the right to change the area, location, and arrangement of and to restrict or eliminate the use of any and all Common Areas and to do such other acts in and to the Common Areas as Landlord deems advisable.

4. Tenant agrees and acknowledges that Tenant does not have any right of access to any part or portion of the roof of the Building and that neither Tenant, Tenant's employees, agents, guests, or invitees shall at any time enter upon the roof of the Building without the express written approval of Landlord.

9. UTILITIES:

1. All charges for utilities, including, but not by way of limitation, electricity, natural gas, water, sewer, cable service, and telephone pertaining to the Premises shall be paid when due by Tenant. All utility charges that are separately metered and/or charged solely to the Premises, and which are not shared by any other tenant in the Project, shall be paid solely and exclusively by Tenant when due, whether billed directly to Tenant or to Landlord. The second floor leasable office/commercial space, excluding Common Area hall, restrooms, utility closet, elevator, and stairway, consists of approximately 4,706 total square feet, which is metered separately from the balance of the Building for natural gas and electricity. The Tenant's Premises consists of approximately -0- square feet, or -0- %, of the total second floor leasable space. Tenant shall be billed and shall pay for said percentage of natural gas and electricity costs for the second floor as provided for by the provisions of paragraph 12.01.

2. Tenant shall not install any electrical equipment which overloads the lines or interferes with other equipment in or on the Building, or any part thereof, and, if said lines are overloaded by such installation, Tenant shall immediately remedy the same at its own expense.

3. Unless caused by the acts or omissions of Landlord, Tenant shall not allow the temperature inside the Premises to become so low as to cause damage to the improvements, specifically including, but not limited to, water pipes and other plumbing in or about the Premises and the Building.

10. TAXES: Tenant shall pay when due all personal property taxes levied or imposed against the personal property, Trade Fixtures and/or leasehold improvements placed by Tenant in or about the Premises.

11. INSURANCE:

1. At Tenant's sole expense, Tenant shall obtain and maintain, during the Term, public liability insurance naming Tenant, and Landlord and it's agents, as co-insured against any and all claims for injury to or death of persons or loss or damage to property occurring upon, in, or about the Premises and the said Common Areas and facilities provided by Landlord, and all portions of the Project used or accessible for use by Tenant and its employees, agents, contractors, subcontractors, invitees and customers. Such insurance shall afford minimum protection of a single limit of liability of $2,000,000.00.

2. At Tenant's sole expense, Tenant shall obtain and maintain, during the Term, adequate insurance which insures its fixtures, Trade Fixtures and contents against loss by fire and causes covered by standard extended coverage endorsements. Tenant shall cause Landlord, and it's agents, to be named as a co-insured on all such policies to the extent of its interest in such insured property and shall cause such insurance to be written in a manner so as to provide that the insurance carrier waives all right of recovery by way of subrogation against Landlord, and it's agents, in connection with any loss or damage covered by any such policies.

3. All policies of insurance to be obtained by Tenant pursuant to the provisions of the Lease shall be obtained through reputable carriers, authorized to issue insurance policies in the State of Colorado, and acceptable to Landlord; copies of all such policies shall be delivered to Landlord at least three (3) business days prior to the Commencement Date, and a certificate of insurance, as proof that such policies remain in full force and effect, shall be delivered to Landlord on each anniversary of the Commencement Date thereafter, and at any other time within ten (10) business days after written request of Landlord. Such policies shall provide that they may not be cancelled without at least thirty days prior written notice to Landlord. In the event any policy of insurance required to be obtained by Tenant pursuant to the Lease is terminated, cancelled, expires, or is replaced, a copy of the replacement policy shall be immediately delivered to Landlord. Said Certificates shall include, in the "Description of Operations/Special Provisions" section, a statement that Charles C. Murphy, Charles C. Murphy & Associates, Inc, and Stone Creek Business Center, LTD are included as Additionally Insured on General Liability, but only as the Owner/Lessor of the Premises.

4. During the Term, Landlord may maintain insurance, with a carrier authorized to do business in the State of Colorado, (a) insuring the Premises and the Building against loss by fire and causes covered by standard extended coverage endorsements, earthquake insurance, boiler insurance, loss of rents insurance, and such other coverage as is deemed appropriate by Landlord from time to time (the "Fire Insurance") and (b) insuring Landlord and its agents against all claims for injury to or death of persons or loss or damage to property occurring upon, in or about the Project (the "Landlord's Liability Insurance") in amounts  determined by Landlord in its sole discretion. In such event, Tenant agrees to do all things, and to conduct its business in a manner, reasonably requested or required by Landlord's insurer in order to lessen or minimize risk of loss by any casualty, regardless of whether such casualty is covered by such insurance.

12. OTHER TENANT EXPENSES:

1. As is hereinafter provided, Tenant shall pay Landlord a sum equal to 14.5 % percent of all costs and expenses (collectively, the "Common Area Expenses" or "C.A.M.") of owning, operating, maintaining, and repairing the Building, the Project, the Common Areas and the real property upon which they are located, which are allocable to the period during the Tenn. The Common Area Expenses shall include, but shall not be limited to, the cost and expense of trash disposal and/or hauling; parking lot sweeping and maintenance and replacement of Common Area pavement and line striping; maintenance and replacement of exterior lighting and interior Common Area lighting; installation and maintenance of exterior signs; landscape maintenance, repair, painting, replacements and plantings; snow removal; utilities pertaining to the Common Areas; all water and sewer charges; acquisition and maintenance costs of replacement and/or rents for the leasing of any machinery or equipment used in connection with operations, management or maintenance; professional fees (i.e. legal, accounting, engineering, architectural, etc.); repair and/or replacement of roofs, utility meters, on-site water or sewer lines; repair and/or maintenance of the Building and Project, or any part thereof; any costs incurred by Landlord in making capital improvements or other modifications to the Building and Project, or any part thereof, which costs shall be amortized over the useful life of such improvement or modification with interest at the rate of twelve (12) percent per annum, in accordance with such reasonable life and amortization schedules which shall be determined by Landlord in accordance with generally accepted accounting practices and principles, to the extent that other tenants are not liable for the payment thereof; the Project's real property taxes, personal property taxes, and any special assessments, taxes, liens and/or charges of any kind; all costs of challenging real property tax assessments, to include legal and professional assistance; insurance premiums pertaining to fire and extended coverage, loss of rent, Landlord's liability insurance and other insurance deemed necessary by Landlord; and professional management fees, which shall not exceed six percent (6%) of the gross rents, from all sources, received from the Project. Common Area Expense shall not include: (a) leasing commissions; (b) costs and repairs or other work to the extent that such is insured and insurance proceeds are received therefore; (c) costs, including permits, license and inspection costs, incurred with respect to the installation of tenant or other occupancy improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (d) depreciation, amortization and interest payments as determined in accordance with generally accepted accounting principles; (e) Landlord's marketing costs; (f) costs incurred by Landlord due to violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building; (g) Landlord's general corporate overhead and administrative expenses, except that a 6% of gross rents management fee, as stated above, will be included as a Common Area Expense, as well as any on-site management office gas and electricity expenses for such office being connected to the C.A.M. meters; (h) rentals and other related expenses incurred in renting HVAC systems, elevators, or other building structural equipment, ordinarily considered to be capital equipment; (i) Landlord's advertising and promotional expenses; (j) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments; (k) any and all costs arising from the presence of hazardous materials or substances in or about the Building; (1) Landlord's charitable or political contributions; (m) costs arising from latent defects in the base shell or core of the Building; (n) Landlord's or Manager's entertainment, dining or travel expenses; and (o) Landlord's or Manager's in-house legal or accounting fees, not associated with the operation or management of the Building.

2. From time to time, Landlord shall make reasonable projections of the annualized Common Area Expenses allocable to the period during the Term; and, based upon such projections, with each payment of the Fixed Minimum Rent, Tenant shall pay Landlord installments in an amount equal to one-twelfth (1/12) of the amount payable annually pursuant to paragraph 12.01 herein. Following the end of each calendar year during the Term and following the end of the Term, Landlord shall compute the amount of the actual Common Area Expenses for the preceding calendar year, or part thereof, as is appropriate, and Tenant shall pay Landlord any shortages and Landlord shall pay Tenant any overages in the amount of such Common Area Expenses actually paid with respect to the amount payable pursuant to the provisions of paragraph 12.01 herein.

3. No delay in the payment of the Common Area Expenses or such installments or in the making of any demand for such payment shall constitute a waiver of the right of Landlord to receive payment of same from Tenant pursuant to the provisions of the Lease.

4. The percentage of C.A.M. to be paid by Tenant to Landlord, as described in paragraph 12.01, represents the percentage of the approximate square footage of the Leased Premises ( 2,502square feet) to the total approximate square feet of all leasable floor area in the Project (17,256) square feet, which total does not include the floor area leased to Sherwin - Williams. In the event of an increase or decrease in either the square footage of the Premises or in the square footage of all leased premises in the Project subject to the payment of C.A.M., Landlord shall adjust the percentage of C.A.M. to be paid by Tenant to reflect the then current percentage of the size of the Premises to the total square feet of all leased premises in the Project subject to the payment of C.A.M., which adjustment shall constitute an amendment to this Lease, and shall notify Tenant, in writing, as to the new percentage of C.A.M. to be paid by Tenant to Landlord from the date of such adjustment forward.

5. Tenant shall have the right to have Tenant's accountant, lawyer, or other independent professional (non-company employee), review in Landlord's office, at Tenant's expense, all documents necessary to substantiate Common Area Expenses (C.A.M.) upon reasonable written request and the scheduling of an appointment with Landlord. Tenant's right to review documentation substantiating the actual Common Area Expenses imposed for each calendar year, pursuant to this paragraph 12, shall be deemed waived by Tenant unless Tenant delivers to Landlord a written request for such review within fifteen days after Landlord's written notification to Tenant of such actual Common Area Expenses. Tenant's right to question, challenge, contest or object to Landlord's computation of actual Common Area Expenses for any preceding calendar year shall be deemed waived by Tenant unless Tenant delivers to Landlord a written objection of Landlord's computation of actual Common Area Expenses, specifying the nature and reason for such objection, within thirty days after Landlord's notification to Tenant of such actual Common Area Expenses.

13. MAINTENANCE, REPAIRS AND ALTERATIONS:

01. Except for repairs which become necessary by reason of the improper conduct, carelessness, negligence or act of omission by Tenant, it's employees, agents, servants, customers, guests, invitees, visitors or licensees, within a reasonable time after notice of the necessity of such repairs, Landlord shall repair the roof, foundation and exterior walls, other Common Area and Building facilities of the Premises, except for glass and other breakable materials used in structural portions thereof. All such repair costs involved shall be considered as Common Area Expenses and shall be billed in accordance with the provisions of paragraph 12. Except for repairs which become necessary by reason of the improper conduct, carelessness, negligence or act of omission by Tenant, its employees, agents, servants, customers, guests, invitees, visitors or licensees, within a reasonable time after notice of the necessity of such repairs, Landlord shall repair the roof, foundation and exterior walls, other Common Area and Building facilities of the Premises, except for glass and other breakable materials used in structural portions thereof. Any repairs, service, or work contracted for by Tenant without specific written approval by the Landlord, shall be paid for by the Tenant at its sole expense, even if repair/work would normally be a Common Area Expense.

2. Except as otherwise specifically provided in this Lease, Tenant is accepting the herein described Premises in its "AS IS" condition, without representation from either Landlord, and/or Charles C. Murphy & Associates, Inc., and any and all additional improvements, maintenance, repairs, changes in conditions or alterations shall be at the sole cost and expense of Tenant.

3. Except as is provided specifically in paragraph 13.01 herein, at its own expense Tenant shall maintain, repair, and replace, as necessary, the interior of the Premises regardless of the cause of the maintenance or repair, including, specifically, all plate glass, exterior and interior glass surfaces, interior distribution of heating systems and HVAC systems, overhead and entry doors, interior walls, ceilings, plumbing and electrical fixtures, floors, walls and finishes. The foregoing notwithstanding, Landlord reserves the right, at its option, to contract for the work described in the preceding sentence and pass the costs thereof through to Tenant as Additional Rent. In addition, Tenant shall keep the walks, porches, decks, and docks adjacent to the Premises, plus a minimum of four (4) feet into the parking lot and inside any fenced or walled areas immediately adjacent to the Premises, .free of dirt, litter, snow and ice, and shall further be responsible for the proper maintenance of the automobile tire stops within such area.

4. Tenant shall make no additions, improvements or alterations in or about the Premises, nor shall Tenant install or attach any Trade Fixture, without first presenting to Landlord copies of plans and specifications, created and stamped by a licenses engineer and or architect, detailing the desired additions, improvements, alterations or Trade Fixtures, which plans and specifications shall include, but shall not be limited to, structural, electrical, and mechanical detailing (loading, circuitry, and distribution), walls, doors, flooring, fixtures and finishes. Such plans and specifications shall clearly identify any addition, improvement, alteration, thing, item or device which Tenant desires to classify as a Trade Fixture (see paragraph 16.02), and no such addition, improvement, alteration, thing, item, or device shall be deemed a Trade Fixture unless and until Landlord agrees, in writing, to such classification. The Tenant must, prior to the start of any such work, obtain the written consent of Landlord for the making of such additions, improvements or alterations, and shall provide Landlord written notice of Tenant's intention to start such work at least five (5) days prior to the actual start of such work, and shall also provide Landlord with the names, address, and telephone numbers of all contractors, subcontractors, laborers, and material suppliers (collectively "Lienors") that will provide either labor or material for all such additions, improvements, alterations, and installations. Prior to Tenant making any additions, improvements or alterations in or about the Premises, Tenant shall obtain and pay for all necessary city or county approvals, building permits, and obtain the endorsements of the insurance referred to in paragraph numbered eleven (11) herein to extend Tenant's coverage during the course of and pertaining to the construction of such additions, improvements or alterations. All such additions, improvements, and alterations shall comply with all applicable building and fire codes and shall be constructed only by contractors and subcontractors approved by Landlord prior to the commencement of such construction. All improvements which are made in or about the Premises shall become property of the Landlord unless specifically agreed otherwise in writing, executed by both Landlord and Tenant, prior to the commencement of the making of such improvements.

5. In the event that Tenant makes any improvements to the Premises without first obtaining Landlord's written permission for same, in accordance with paragraph 13.04 above, all such improvements of every kind and nature shall, at Landlord's option, become property of Landlord.

6. Landlord shall have the absolute right to send to Lienors and to post at the Premises a notice that Landlord's interest in the Premises shall not be subject to any lien for work or materials performed or supplied by Lienors, and Tenant shall fully cooperate with such efforts.

7. Repairs and replacements of any portion of the Project, other than the Premises, which become necessary by reason of the improper conduct, carelessness, negligence, or act of omission by Tenant, its employees, agents, servants, customers, guests, invitees, visitors or licensees shall be repaired by Landlord, with the cost and expense of such repairs to be paid by Tenant as Additional Rent.

14. SIGNS AND AWNINGS:

1. Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction in the interior of the Premises, without Landlord's written consent. All of Tenant's exterior signs and identifications will conform to the sign criteria outlined by Landlord on Schedule II (Sign Criteria) attached hereto and made a part hereof. Tenant agrees to keep all interior and exterior signs in good repair. Landlord reserves the right to alter Schedule II (Sign Criteria) at such times as is necessary due to a change in events such as, but not limited to, changes in the city or county sign ordinance or a redevelopment of the Project.

2. Tenant shall comply with all ordinances, laws, statutes and regulations applicable to the Premises and concerning signage.

3. If Landlord so desires to install, at Landlord's sole expense, an exterior or interior "FOR LEASE" sign (banner, broker, etc.), during the one hundred eighty (180) days prior to the expiration of this lease, Tenant shall fully cooperate, and shall agree to sign, in Tenants name, any permit applications then required by the city or county. Any applicable application and permit fees shall be paid by Landlord.

4. Attached Exhibits As show the approved unit 5&6 sign panel locations for the front and rear of the project. On the front there are 2 options designated as follows:
Option #1: The upper full panel as shown in both drawing and picture. NOTE: Trees will be trimmed properly annually after leaves fall, in order to fully expose the panel.

a. Since Landlord will be providing the blank sign panel for this option, the Tenant shall be responsible for the cost and replacing the old panel upon expiration and vacation of the lease.

●	All panel fabrication and install for either option shall be done by "Sign Design" of Eagle Vail (Contact Monte).

On the rear panel, the tenant has expressed a desire to use the adjacent panel area to the west. That is acceptable; however, in that event, the blank panel shall we moved adjacent to east, and the tenant shall be responsible for purchasing, fabrication, and installation of the new panel in the west location.

15. MECHANICS' LIENS:

1. Tenant shall pay when due for all work performed on, for the benefit of, and for materials furnished to, the Premises by any person at Tenant's request and shall indemnify, defend and hold harmless Landlord and its property from all liability and expenses, including attorney fees, resulting from any lien or claim of lien arising from such work, labor or materials. Tenant shall have the right to contest the validity of any such lien or claim of lien.

2. Upon Landlord's request, Tenant shall, within 21 days of such request, cause any mechanic's lien filed against the Premises for work or materials supplied to or on behalf of the Tenant to be released by following the procedure outlined in C.R.S. §§ 38-22-101 et seq., or shall post a cash bond with Landlord, in an amount acceptable to Landlord, sufficient to satisfy such lien.

16. FIXTURES:

1. Unless removed by Tenant pursuant to the provisions of this paragraph sixteen (16), upon the expiration of the Term, the termination of the Lease by Landlord, or the vacation of or removal from the Premises by Tenant, all fixtures, Trade Fixtures, additions, improvements, and installations placed in or about the Premises by Tenant shall be the sole and absolute property of Landlord and Tenant warrants title to the same free and clear of all liens and encumbrances except those liens and encumbrances arising out of the actions of Landlord.

2. The term "Trade Fixture," as used in this Lease, is defined as a fixture which is attached to or made a part of any improvement to the Premises which is unique to the Tenant's business and which may be removed from the Premises by Tenant during or at the end of the Term of the Lease, provided that all damage to the remainder of the Premises is removed and/or repaired and the Premises is restored by Tenant in such a manner that the installation and subsequent removal of such Trade Fixture is not visible or evident. The foregoing notwithstanding, no improvement or fixture installed by Tenant shall be deemed to be a Trade Fixture unless Landlord agrees, in writing, to classify such improvement or fixture as a Trade Fixture prior to its installation.

3. Upon the expiration of the Term, the termination of the Lease by Landlord, or the vacation of the Premises by Tenant and upon written notice by Landlord, and only in such event, Tenant shall promptly remove any fixtures, Trade Fixtures, additions, improvements, and installations placed in or about the Premises by Tenant and designated in such notice and shall repair any damage occasioned by such removals at Tenant's expense. If Tenant shall fail to promptly remove such items or repair such damage, or both, Landlord may, at its option, effect such removals and repairs and Tenant shall pay Landlord the cost thereof together with interest at the rate of eighteen (18) percent per annum from the date of payment of such costs by Landlord.

17. EXCULPATION OF LANDLORD: Landlord and its agents, servants, employees and contractors shall not be liable to Tenant or any other person, and Tenant hereby releases all claims for damages arising out of the death or of injury to any person or damage to or loss of any property or business sustained by Tenant or any person claiming through Tenant and resulting from any fire, explosion, theft, accident, occurrence or condition of any nature whatsoever in or upon the Premises, the Building, or the Project, including, but not by way of limitation, (a) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas lines, fixtures or equipment or installation thereof, water pipes, plumbing, stairs, railings, walks or elevators, (b) any equipment or appurtenances becoming out of repair, (c) the bursting, leaking or running of any pool, tank, washstand, water closet, waste pipe, drain or other pipe or tank, (d) the backing up of any sewer pipe or downspout, (e) the escape of steam or hot water, (f) water, snow or ice being upon or coming through the roof, parking areas, common areas or facilities or any other place in or near the Building, (g) the falling of any fixture, plaster or other building material, (h) broken glass and (i) any act or omission of co-tenants or other tenants of the Building or of adjoining or contiguous property or buildings and their agents, employees and contractors.

18. INDEMNITY TO LANDLORD:

1. Tenant shall indemnify and save harmless Landlord and its agents, employees and contractors and the owners of the fee title of the Project and all mortgages thereof from and against any and all claims, liens, actions, proceedings, judgments, liabilities, damages, costs, attorneys fees and any and all expenses in connection with (a) the use, occupancy, management or control of the Premises, (b) from any injury to or death of any person or damage to any property or business upon the Premises, the Building, the Project, or to or upon adjacent property or to or upon the adjoining street, avenue or sidewalk which was caused in whole or in part by Tenant, its employees, servants, agents, contractors, subcontractors, guests, customers or invitees, (c) from any lien or claim or other matter arising from any construction, addition, repair, maintenance or improvements on the Premises or from any work done in or about the Premises or the Building or the Project by, at the instigation of, or for Tenant, (d) from any use of the Premises for any illegal trade, manufacture or business or for any purpose or in any manner prohibited by law, ordinance, government regulation, regulations of Landlords insurance Company or lender, or the provisions of the Lease, (e) from any failure of Tenant to observe or perform the terms, covenants or conditions of the Lease and from any act or omission by Tenant, its agents, employees, servants, contractors, subcontractors, customers or invitees during the Term, and (f) from the installation , operation, maintenance, repair, removal or replacement of any sign, awning, antenna or other exterior or interior improvement made by Tenant on, in or about the Premises, the Building and the Project.

2. Unless defense is actually provided by an insurance carrier, upon demand from time to time, Tenant shall pay for the defense of any action or proceeding brought against Landlord or its agents, employees and contractors or the said fee owners or mortgages, upon any such claims categorized in this paragraph 18.

19. DAMAGE BY FIRE OR OTHER CASUALTY:

1. If the Premises are damaged by fire or other casualty, but not so as to render the same untenable, after being notified of such damage by Tenant, Landlord shall forthwith repair the damage. The Rent and Additional Rent shall not be abated under such circumstances.

2. If the Premises are damaged by fire or other casualty so that any part thereof is untenable and, after Landlord is notified of such damage by Tenant, if any architect selected by Landlord certifies that, in his opinion, such damage can be reasonably expected to be repaired within ninety (90) days of the occurrence of such damage, Landlord shall forthwith repair the damage. Until such repairs are completed, all Rent charges shall be apportioned each month according to that part of the Premises which remains untenable and there shall be no other abatement.

3. If the Premises are damaged by fire or other casualty so that any part thereof is untenable and, if an architect selected by Landlord certifies that, in his opinion, such damage cannot reasonably be expected to be repaired within ninety (90) days of the occurrence of such damage, Landlord, at its option, may do any one of the following three things:

(a) Give notice to Tenant that the Lease is terminated and, in such event, all future obligations and rights hereunder shall cease.

(b) Give notice to Tenant that Landlord intends to raze and rebuild the Premises, according to plans and specifications which are either substantially similar to those for the Premises so damaged or which are mutually agreed upon by Landlord and Tenant, and complete such rebuilding . Until the Premises are completed and a temporary or permanent certificate for occupancy is issued, all Rent shall abate.

(c) Give notice to Tenant that it intends to repair the Premises and proceed to repair the Premises. Until such repairs are completed, all Rent charges shall be apportioned each month according to that part of the Premises which remains untenable and there shall be no other abatement.

20. CONDEMNATION: Tenant waives any loss or damage to Tenant as the result of the exercise of the power of eminent domain by any governmental body and the right to receive any portion of any condemnation award, as a participant in the condemnation proceeding or otherwise, whether such loss or damage results from condemnation of part or all the Premises or any portion of the Building Project, Common Areas or facilities or service entrances and exits. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair the Lease unless the Premises shall be substantially taken and, upon the happening of such event, all Rent charges shall proportionately abate as of the date that possession is required by the condemning authority.

21. ESTOPPEL, SUBORDINATION AND ATTORNMENT:

1. Tenant agrees that this Lease shall be subordinate to any encumbrance affecting the Premises now of record or recorded after the date of this Lease. Such subordination is and shall be effective without further act of Tenant. In the event of foreclosure by the holder or beneficiary of any encumbrance recorded after the date of this Lease, Tenant's right to possession of the Premises pursuant to the terms of this Lease shall continue, provided that Tenant is not in default and all rent payments are Current and provided further that Tenant shall attorn to such holder or beneficiary as may take title to the Premises through foreclosure.

2. This Lease is and shall be subordinate to any condominium declaration, or amendment thereto, affecting the Premises regardless of when the condominium declaration or amendment is recorded and such subordination shall be effective without any action by Tenant. All provisions, terms, conditions, covenants and obligations of this Lease shall be subject to such condominium declaration and all other governing documents of the condominium association created in conjunction with the recording of the condominium declaration. In the event of an inconsistency between this Lease and the condominium declaration, articles or bylaws the latter shall control.

3. Tenant agrees, at any time and from time to time, to execute, acknowledge and deliver to Landlord upon Landlord's request any documents and instruments which may reasonably be required by Landlord or by the holder or beneficiary of a mortgage or deed of trust to evidence or effectuate such subordination. Tenant further agrees, at any time and from time to time, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications, and the dates to which any rent or other payments due hereunder from Tenant have been paid in advance, if any, and stating such other reasonable information about the Lease as may be requested, including, but not limited to, whether or not, to the best of the knowledge and information of the Tenant, the Landlord is in default in the performance of any covenant or condition of the Lease and, if so, specifying each such default. It is intended that such a statement will be relied upon by the holder or beneficiary, or prospective holder or beneficiary, of a mortgage or deed of trust, by assignees of such holder or beneficiary or by prospective purchasers and that the Tenant shall be estopped from asserting claims contrary to that which is set forth in such a statement. If Tenant fails to execute and deliver any such documents, instruments or statements, Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents, instruments and statements, and, at Landlord's election, such failure shall be a material breach of this Lease.

22. SALE OF PREMISES:

1. If Landlord shall sell its right, title and interest in and to the Premises, Landlord shall notify Tenant of the identity and address of the purchaser thereof.

2. If Landlord shall sell its right, title and interest in and to the Premises, Landlord shall be, and is hereby, released and discharged of all liability under any and all of the covenants and obligations contained in or derived from the Lease arising out of any act, occurrence or omission occurring after the transfer of its title to the Premises by Landlord.

23. ACCESS TO PREMISES:

1. Upon reasonable notice to Tenant, Landlord shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises or exhibiting it to the holder of any mortgage or deed of trust encumbering Landlord's interest in the Project to prospective mortgages, to prospective assignees of any such mortgages or deeds of trust, to prospective purchasers, or to prospective lessees of the Premises and for the purpose of making such repairs, alterations, improvements or additions as may be provided for by the Lease, or as may be agreed upon by Landlord and Tenant, or as may be required by any law, ordinance or regulation. Unless an emergency exists, at least twenty four hours prior notice shall be given to Tenant prior to Landlord's entry into the Premises pursuant to this paragraph 23.01.

2. During the 180 days prior to the expiration of the Term, Landlord may exhibit the Premises to prospective lessees.

3. For the purpose of attending to any emergency or presumed emergency which may tend to damage the property of Landlord or that of other tenants in the Building, or endanger the lives of anyone, Landlord shall have the right of immediate access to the Premises without notice to Tenant.

24. ASSIGNMENT AND SUBLETTING: Tenant shall not assign or in any manner transfer or encumber this Lease or any estate or interest therein, or sublet the Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Premises without the prior written consent of Landlord, which consent, subject to the terms and conditions set forth herein, shall not be unreasonably withheld. This prohibition includes, without limitation: (i) any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure; (ii) an assignment or subletting to or by a receiver or trustee in any Federal or State bankruptcy, insolvency or other proceedings; (iii) the sale, assignment or transfer of all or substantially all of the assets of Tenant, with or without specific assignment of this Lease; (iv) the sale, encumbrance or other disposition of stock in a corporate Tenant, or ownership in a limited liability company Tenant, which results in the present shareholders or members therein owning or controlling less than fifty-one percent (51%) of the stock or ownership thereof; (v) the change in control in a Tenant partnership, directly or through a change or changes in the ownership of fifty percent (50%) or more of the stock or ownership of one or more corporate or limited liability company general partners; (vi) the change in control in a Tenant limited liability company through a change or changes in the ownership of fifty percent (50%) or more of the stock or one or more corporate members or of a corporate general partner of a partnership member; or (vii) the death of any individual Tenant or guarantor. Consent by Landlord to one or more assignments or sub-lettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sub-lettings. Any attempted assignment or sub-lettings by Tenant in violation of the terms and covenants of this paragraph 24 shall be void. Notwithstanding any approved assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant's or any assignee's or subtenant's other obligations under this Lease.

In the event that Tenant desires to assign this Lease, or sublet the Premises, or any part thereof, Tenant shall give written notice of such desire to Landlord, and shall provide Landlord with a proposed agreement for assignment or subletting, as the case may be, together with all information and documentation required by paragraphs (a) through (f) of this paragraph 24, together with a written agreement to the effect that Tenant will reimburse Landlord for all of Landlord's expenses incurred as the result of Tenant's written notice and request of Landlord to approve such assignment or subletting. In order to properly consider Tenants request for assignment or subletting, Landlord shall require that the following conditions are met:

(a) Tenant shall not be in default under any of the terms or provisions of the Lease.

(b) Any proposed new business use for the Premises shall have been approved by Landlord in Landlord's sole and absolute discretion.

(c) Any assignee or sublessee shall agree faithfully to perform and to be bound by all of the terms and provisions of the Lease, the same as if such assignee or sublessee were the original Tenant under the Lease.

(d) If any assignee or sub-lessee, or any stockholder, general partner, member thereof or venturer therein, is a corporation or a limited liability company (other than a corporation the outstanding voting stock of which is listed on a "national securities exchange" as defined in the Securities Exchange Act of 1934), the owners of at least seventy five percent (75%) of the issued and outstanding shares of stock in that corporation, or owners of at least seventy five percent (75%) of the interests of the ownerships in that limited liability company, shall personally and unconditionally guarantee the performance of all Lease obligations, with such guarantee to be in form and substance reasonably satisfactory to Landlord, or, at the sole option of Landlord, shall personally execute an agreement in a form acceptable to Landlord so as to make themselves co-tenants under the Lease, jointly and severally liable to Landlord for all obligations arising under the Lease.

1. Any assignee or sub-lessee, and all required guarantors, shall submit financial statements in a form acceptable to Landlord which establish to Landlord's reasonable satisfaction their financial ability to perform Tenant's Lease obligations and otherwise to succeed in their proposed business.

2. Any assignee or sub-lessee shall reasonably satisfy Landlord: (1) that it is a high quality retailer or other legitimate business operation; (2) that it has adequate prior experience in the type of business proposed for the Premises; and (3) that a good reputation and credit standing have been established in connection with such prior experience.

3. Tenant shall pay to Landlord a sum necessary to reimburse Landlord for all costs and expenses, including accounting and/or legal fees, incurred by Landlord as the result of Tenant's request to allow an assumption or subletting of the Premises.

25. SURRENDER OF PREMISES:

1. Unless otherwise required by Landlord, as provided in this paragraph twenty-five, upon the expiration or other termination of the Lease, Tenant shall quit and surrender to Landlord the Premises in good order, condition, and repair, ordinary wear and tear and damage by fire or other casualty which is insured against with standard extended coverage endorsements excepted, and, except as otherwise provided in the Lease, shall remove all of Tenant's personal property and Trade Fixtures from the Premises.

2. Unless otherwise required by Landlord, as provided in this paragraph twenty-five, upon the expiration or other termination of the Lease, Landlord, ten (10) days after written notice to Tenant, may, at Landlord's election, retain, sell, convey, or otherwise dispose of any or all improvements, furniture, fixtures or other tangible personal property left remaining upon the Premises upon termination or expiration of the term. Tenant expressly waives and releases all claims against Landlord for any damage or loss to Tenant resulting from Landlord’s retention or disposition of such property. In such event, Landlord shall have no obligation to inventory or account for such tangible personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing and disposing of any or all of Tenant's property.

3. All other provisions of the Lease notwithstanding, at Landlord's option, upon the expiration of the Lease term and upon written notice from Landlord to Tenant, given at least thirty (30) days prior to the expiration of the Lease term, Tenant shall, at Tenant's cost and expense, quit and surrender the Premises to Landlord in "Lease Ready Condition," as described and defined paragraph 25.06 hereof. In order to insure that all work required by this paragraph 25.03 is performed to Landlord's requirements and specifications, all such work, demolition, construction, reconstruction, repair, replacement, painting, and so forth required in order to place the Premises in Lease Ready Condition shall be performed by reputable, professional contractors approved by Landlord, with all electrical and plumbing work to be performed by Colorado licensed electricians and plumbers. Furthermore, all such work, demolition, construction, reconstruction, repair, replacement, painting and so forth, required to place the Premises in Lease Ready Condition shall be inspected and approved by Landlord prior to acceptance by Landlord, and if such work does not meet Landlord's requirements and specifications, such work shall be brought to Landlord's requirements and specifications, at Tenant's sole cost and expense, prior to being accepted by Landlord.

4. All other provisions of the Lease notwithstanding, at Landlord's option, upon written notice from Landlord to Tenant at any time within sixty (60) days after Landlord takes possession of the Premises as the result of any default or breach of the Lease by Tenant, Landlord may, at Tenant's cost and expense, place the Premises in "Lease Ready Condition," and Tenant shall reimburse Landlord for all costs and expenses of such work within ten (10) days of Landlord's invoice to Tenant there for.

5. In addition to the foregoing, Tenant shall, upon the expiration or other termination of the Lease, or upon the Tenant's vacation of the Premises, whichever first occurs, cause all exterior panel signage to be removed by a Landlord approved sign company, with such company to then replace, at Tenant's sole cost and expense, the sign panels so removed with new blank panels which comply with the Sign Criteria for the Building so that the next tenant using that sign area has new panels with which to fabricate such tenant's new sign. Further, where such signage is attached directly to the building itself, rather than as a sign panel, all such signage shall be removed and all areas of the building where the sign was attached shall be properly cleaned, repaired, patched, and, if necessary, painted or stained in order to fully repair any damage cause by the installation, maintenance and removal of such sign.

6. "Lease Ready Condition," as that term is used in the Lease, shall entail returning the Premises to as close to the condition as the Premises were in as originally constructed as is reasonably possible, with no interior improvements other than restrooms, dropped grid ceiling system with industry standard drop in lighting, perimeter walls to current electrical code, freshly painted interior walls, and a clean, smooth and flat concrete floor ready for new tenant finishes. "Lease Ready Condition" shall also mean and include the following:

(a) All fixtures, furnishings, equipment, plumbing and electrical that are not part of the original demising walls, ceilings, or restrooms, shall be removed.

(b) All interior partition walls, excluding only restroom walls, shall be removed and all damage resulting from such removal shall be patched and otherwise repaired.

(c) All flooring materials shall be removed and the concrete floor shall be cleaned, repaired and returned to a flat and smooth condition.

(d) All demising walls and drywall shall be returned to good, sound, clean and patched condition, and shall be painted.

(e) All demising wall knock out panels shall be in place, fully reconditioned, repaired, and patched, as necessary, and painted.

(f) All electrical circuitry throughout the Premises shall be certified by a Colorado licensed electrician to meet current electrical codes.

(g) All plumbing throughout the Premises shall be certified by a Colorado licensed plumber to meet current plumbing codes.

(h) The Premises shall contain a complete and fully functional dropped grid ceiling, or other ceiling acceptable to Landlord, with industry standard lighting included.

(i) All interior walls shall be freshly painted with a paint approved by Landlord and all windows shall be cleaned.

7. If Tenant fails to surrender the Premises to Landlord within the time, and in the condition, as provided for herein, Tenant shall reimburse, indemnify and hold Landlord harmless from all damages and costs incurred by Landlord and resulting from Tenant's failure to surrender the Premises as required herein, including, without limitation, all costs and expenses incurred by Landlord in completing the work required by this paragraph 25 as well as all claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises as required.

8. Tenant's obligation to observe and perform the provisions of this paragraph twenty-five shall survive the expiration of the Lease term, shall survive any other termination of the Lease, and shall survive Landlord's possession of the Premises pursuant to any provision of this Lease or as otherwise allowed by law.

26. HOLDING OVER: If, after the expiration Term or other termination of the Lease, Tenant shall remain in possession of the Premises without a written agreement as to such possession, then such holding over shall be deemed to be a holding over upon a month-to-month tenancy under the same agreements and provisions as the Lease and for a Fixed Minimum Rent equal to one hundred fifty percent of the Fixed Minimum Rent under the Lease. However, nothing contained herein shall give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or equity to recover possession of the Premises, as well as to collect any damages incurred by Landlord due to failure by Tenant to vacate the Premises in accordance herewith.

27. COVENANT OF QUIET ENJOYMENT: Upon Tenant paying the Rent herein reserved and observing and performing all of the agreements and provisions of the Lease which are to be observed and performed by Tenant, subject to the agreements and provisions of the Lease, Tenant may peaceably and quietly hold, occupy and enjoy the Premises for the Term of the Lease.

28. DEFAULTS BY TENANT AND REMEDIES OF LANDLORD:

1. Subject to the other provisions of this paragraph twenty-eight, each of the following events shall constitute a default by Tenant and a breach of the Lease and the occurrence of any one of them shall give Landlord the rights and remedies set forth in this paragraph twenty-eight, to wit:

(a) If the Fixed Minimum Rent, or any part thereof, shall be unpaid when due.

(b) If any Additional Rent or charges, or any part thereof, shall be unpaid when due.

(c) If Tenant does not comply with any provision of the Lease which imposes an obligation on Tenant, other than obligations for the payment of Rent or other charges, and shall not cure such failure within three (3) days after written notice thereof from Landlord, and thereafter refrain from further violations of such provision.

(d) If Tenant should violate or fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the federal government or any state, county or city government, or any other governmental body having jurisdiction over the Project, or any pm1thereof, or any of their departments and bureaus applicable to the Premises heretofore or hereafter established, and shall not cure such violation of failure within three (3) days after written notice thereof from Landlord, and thereafter refrain from further violations of the same or similar nature.

(e) If the Premises should be abandoned or vacated.

(f) If Tenant should attempt to sell, assign or mortgage all or any pai1of or interest in the Lease or sublet all or any part of the Premises without the prior written consent of Landlord having been first had and obtained.

(g) If by operation of law the Lease should be transferred to, or pass to, or devolve upon any person other than Tenant except, if Tenant is a corporation, by merger or consolidation.

(h) If Tenant is a corporation, if (I) Tenant should dissolve its corporate existence or (II) an action or proceeding for the dissolution or liquidation of Tenant should be commenced.

(i) If Tenant should be adjudicated a bankrupt or insolvent and such adjudication should not be vacated within fifteen (15) days.

G) If Tenant should file a petition of bankruptcy or make a general assignment for the benefit of creditors.

(k) If Tenant should file a petition or answer seeking reorganization or readjustment under federal bankruptcy laws.

(1) If a receiver or trustee should be appointed with respect to all or substantially all property of Tenant in any suit or proceeding against Tenant or in any bankruptcy proceeding.

(m) If any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon someone other than Tenant shall take or occupy the Premises.

2. Upon the occurrence of any of the events of default set forth in paragraph 28.01 herein, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand whatsoever:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, provided that such action can be taken without a breach of the peace, without being liable for prosecution of any claim of damages therefor and Tenant hereby specifically waives any and all claims for damages that may otherwise result therefrom.

(b) Without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, provided that such action can be taken without a breach of the peace, without being liable for prosecution or any claim for damages therefore, and Tenant hereby specifically waives any and all claims for damages that may otherwise result therefrom; and re-let the Premises and receive the rent therefor.

(c) Enter upon the Premises, provided that such action can be taken without a breach of the peace, without being liable for prosecution or any claim for damages therefore, and Tenant hereby specifically waives any and all claims for damages that may otherwise result therefrom; and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord my incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, and Tenant hereby specifically waives any and all claims for damages that may otherwise result therefrom, whether caused by the negligence of Landlord or otherwise.

(d) Alter all locks and other security devices at the Premises without terminating this Lease.

(e) Take any action allowed by law.

3. In the event Landlord serves or causes to be served upon Tenant a notice to pay/for compliance or for possession pursuant to C.R.S. § 13-40-104 ("Demand Notice"), such Demand Notice shall not be construed as an election on Landlord's part to terminate the Lease. Further, Tenant's delivery of the Premises in compliance with a Demand Notice, or Tenant's forfeiture or Landlord's lawful reentry of the Premises, shall not serve to terminate the Lease or relieve Tenant's obligations under this Lease for any Rents or other amounts currently due hereunder, or which may become due after service of the Demand Notice until the end of the Term.

4. Exercise by Landlord of any one or more of the remedies herein granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by

Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's prope11y within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent permitted by law. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

5. In the event Landlord elects to terminate the Lease by reason of an event of default then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all Rent and other indebtedness accrued to date of such termination, plus, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such te1mination of this Lease, represents the excess, if any, of (a) the aggregate of all Rent and other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, or extension thereof, over (b) the aggregate rental value of the Premises for the balance of the Lease Term, or extension thereof, both discounted to present value at the rate of 8% per annum.

6. In the event that Landlord elects to repossess the Premises without terminating the Lease, whether by legal process or otherwise, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all Rent and other indebtedness accrued to the date of such repossession, all plus Rent required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the Term as stated herein, all of which Rent, including future Rent, shall be immediately due and payable. Provided that Tenant pays all such Rent, including future Rent, Landlord shall, on an annual basis beginning twelve months after Tenant has paid all such Rent, pay to Tenant all rental income, if any, Landlord has received for the Premises during the remainder of the Term of the Lease, less Landlord's costs and expenses in re-letting the Premises, including any and all management fees and expenses incurred by Landlord. However, in no event shall Tenant be entitled to any excess of any rental obtained by re-letting over and above the rental herein reserved.

7. In the event of any default or breach by Tenant or threatened or anticipatory breach or default, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, broker's fees and all other expenses incurred by Landlord in connection with re-letting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorney fees and related expenses, whether suit was actually filed or not.

8. In the event of termination of the Lease, or the retaking of possession of the Premises for any event of default, whether through legal process or otherwise, or breach of the Lease on the part of Tenant, Tenant hereby waives and releases Landlord from any obligation that Landlord may otherwise have to mitigate Landlord's damages resulting from Tenant's default or breach of Lease, and Landlord shall not have any obligation to re-let or attempt to re let the Premises or any portion thereof or to collect rental after re-letting; and in the event or re letting, Landlord may re-let the whole or any portion of the Premises for any period to any Tenant and for any use or purpose.

9. If Tenant shall fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose) and thereupon Tenant shall be obligated to and hereby agrees to pay Landlord upon demand all costs, expenses and disbursements, including reasonable attorney fees, and other expenses related thereto, incurred by Landlord in taking such remedial action.

10. Landlord is entitled to accept, receive in cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement, restrictive endorsement, or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy.

29. LANDLORD'S RIGHT TO CURE: Landlord shall not be in breach or default under any term or provision of this Lease unless and until Tenant has first given to Landlord written notice of such breach or default and Landlord has failed or refused to cure such breach or default within thirty (30) days of Landlord's receipt of such notice, except where such failure or refusal constitutes a threat to Tenant's ability to conduct normal business operations, in which event such breach or default shall be cured or corrected as promptly as is reasonably possible after receipt by Landlord of such written notice.

30. RIGHT TO CURE DEFAULTS: If at any time Tenant should be in default in the performance of any covenant or condition of the Lease, other than the payment of Rent, in addition to any other remedies Landlord may have, Landlord may cure any such default at the expense of Tenant after giving Tenant three (3) day’s notice of Landlord's intention to take curative action. All costs and expenses incurred by Landlord in taking such curative action, including attorney fees, and related expenses, shall be deemed to be Additional Rent due upon demand of Landlord.
31. RELATIONSHIP OF PARTIES: Landlord and Tenant are lessor and lessee, respectively, and are not, nor shall they become by virtue of the Lease or any actions taken pursuant hereto, anything other than lessor and lessee. Landlord and Tenant are not joint ventures, partners, employed by one and the other or agents of one and the other.

32. NOTICES: All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been sufficiently given or served if delivered in person, if delivered by a nationally recognized delivery service, such a Federal Express, United Parcel Service, or if deposited for mailing with the United States Postal Service, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to Landlord:	Stone Creek Commercial Center, Ltd. % Charles C. Murphy & Associates, P.O. Box 769, Littleton CO. 80160-0769 8151 So. Peninsula Dr. Littleton, CO 80120

If to Tenant:	GrowLife Hydroponics, Inc. 20301 Ventura Blvd, Suite 126 Woodland Hills, CA 91364

33. ATTORNEY FEES: If Tenant shall be in violation or breach of any provision of this Lease, Tenant shall pay to Landlord all attorney fees incurred by Landlord in connection with such violation or breach, or Landlord's enforcement of any of Tenant's obligations hereunder, or all of them, and in addition Tenant shall pay all costs and attorney fees incurred by Landlord and associated with any litigation commenced by Landlord against Tenant, or commenced by Tenant against Landlord, including, but not limited to, all costs, expenses and attorney fees incurred in enforcing any judgment obtained by Landlord against Tenant and Tenant's guarantors.

34. BROKERAGE: Both Landlord and Tenant represent to each other that no broker was influential in negotiating the Lease or was a procuring cause thereof except for NAI Mountain Commercial, representing Stone Creek Commercial Center, LTD

35. INTEREST : Any delinquent payments of Rent or any other sum or amounts due from Tenant to Landlord pursuant to the terms of the Lease, including any Late Charges specified above, shall accrue interest at the rate of eighteen percent (18%) per annum, compounded monthly, from the date such Rent, Late Charge, or other sum or amount became due. The provisions of this paragraph 35 shall in no way relieve Tenant of the obligation to pay Rent, Late Charges, and all other sums and amounts due on or before the date on which such are due, or affect Landlord's remedies under paragraph 28, but shall be in addition thereto.

36. AUCTIONS: Tenant shall not conduct or permit to be conducted any sale by auction on the Premises, whether said auction is voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

37. JOINT OBLIGATION: If there shall be more than on Tenant, the obligations of Tenant hereunder imposed shall be the joint and several obligations of all Tenants.

38. MARGINAL HEADINGS: The marginal headings and titles to the paragraphs of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

39. TIME: Time is of the essence with respect to all obligations set forth in this Lease and each and all of its provisions in which performance is a factor.

40. INABILITY TO PERFORM: This Lease and the obligations of the Tenant hereunder shall not be affected, waived, delayed, or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

41. AUTHORITY OF TENANT: If Tenant is a corporation, limited liability company, or other similar entity, each individual executing this Lease on behalf of such entity represents and warrants that (i) he is duly authorized to execute and deliver this Lease on behalf of said entity, in accordance with the governing documents of said entity; (ii) this Lease is binding upon said entity; and (iii) an appropriate entity resolution to that effect in form reasonably acceptable to Landlord shall be provide immediately upon request.

42. LANDLORD EXCULPATION: Landlord and all partners, shareholders, or members of Landlord, as the case may be, shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising in connection herewith. Tenant shall look solely to the equity in the Premises for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations or in the event of any claim of Tenant arising in law or equity. Such exculpation of liability shall be absolute without any exception whatsoever.

43. LANDLORD'S LIEN: Tenant hereby grants to Landlord a lien against and a security interest in and to any and all of Tenant's furniture, fixtures, Trade Fixtures, equipment and inventory whenever acquired, their proceeds and the proceeds of any and all insurance policies carried thereon as and for additional security for the faithful performance by Tenant of all of its obligations hereunder. Tenant agrees to execute and deliver to Landlord, upon request, such additional documents as Landlord may require to establish and perfect such security interest including, without limitation, a security agreement and/or financing statement in forms satisfactory to Landlord, which are to be executed and delivered by Tenant to Landlord. The exercise by Landlord of any rights in and to such furniture, fixtures, Trade Fixtures, equipment and inventory upon default hereunder shall be governed by Article 9 of the Colorado Uniform Commercial Code, as in effect at the time of such default, but such exercise shall not preclude Landlord from exercising any or all other rights and remedies hereunder or as provided by law or herein.

44. NO RECORDATION: Without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, Tenant shall not record this Lease or any evidence of this Lease. Any recordation of this Lease in violation hereof shall constitute an Event of Default under paragraph 28 of this Lease.

45. WAIVER OF JURY TRIAL: LANDLORD AND TENANT HEREBY MUTUALLY WAIVE ANY AND ALL RIGHTS WHICH EITHER PARTY MIGHT OTHERWISE HAVE TO REQUEST A TRIAL BY JURY IN ANY PROCEEDING AT LAW OR IN EQUITY IN ANY COURT OF COMPETENT JURISDICTION IN ANY ACTION ARISING FROM OR PERTAINING TO THIS LEASE.

46. TIME: In computing any period of time prescribed or allowed by this Lease, the day of the act or triggering event from which the designated time begins to run shall not be included and all references to days shall be calendar days.

47. COUNTERPART SIGNATURES: This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature, including facsimile signatures, of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart

48. ENTIRE AGREEMENT: The Lease, with all Schedules and addendum's annexed hereto, contains the entire understanding and agreement between Landlord and Tenant and supersedes and incorporates all prior understandings, discussions, agreements, representations and other communications between Landlord and Tenant concerning the subject matter hereof and any agreement hereafter made between Landlord and Tenant shall be ineffective to change, waive, release, discharge, terminate or effect an abandonment of the Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom it is sought to be enforced.

49. SEVERABILITY: If any provision, sentence, phrase, or word of the Lease or application thereof to any person or circumstance shall be held invalid, the remainder of the Lease or the application of such provision, sentence, phrase or word to persons or circumstance other than those as to which it is held invalid shall not be affected thereby.

50. INTERPRETATION: When necessary for proper construction, the masculine of any word used in the Lease shall include the feminine and neuter gender, and the singular shall include the plural and vice versa.

51. BINDING EFFECT: Except as is otherwise provided for herein, the Lease shall be binding upon and inure to the benefit of the heirs, devisees, personal representatives, successors and assigns of Tenant and the successors and assigns of Landlord.

52. DUMPSTER USE: Tenant agrees not to place equipment, furniture, cabinetry, or other large items in, near, at, or about any dumpster serving the Project, the Building, or the Premises. All trash must be cut up or broken down into pieces with maximum measurements of 3'x 5' and placed in an appropriate dumpster. Under no circumstance shall any trash of any kind be placed outside the dumpster containers. Tenant shall not transport and dump Tenant's offsite project trash into Project Common Area dumpster containers. The Landlord, at its sole discretion, may assess a charge up to $500.00 against Tenant for each violation of this paragraph 52, which charge Tenant acknowledges is imposed in order to reimburse Landlord for time and expenses incurred by Landlord in enforcing this provision of the Lease, and not as a penalty.

Landlord, the County of Eagle, the waste management provider servicing the Project, or other governmental agency may require Tenant to obtain and use one or more special use dumpsters or waste receptacles. In such event, all cost associated with such special use dumpster or waste receptacle shall be borne by Tenant, and such dumpster or receptacle shall be placed and maintained in a manner and location as reasonably required by the Landlord. In such event, and so long as Tenant is still permitted by Landlord to use the Project Common Area dumpsters, Tenant shall remain responsible for C.A.M. dumpster fees.

53. OVERNIGHT PARKING: No outside, overnight parking or storage of any vehicle, product, trash, and/or equipment under the control of Tenant or Tenant's employees, agents, guests, customers, or invitees is allowed. The Landlord, at its sole discretion, may assess a charge up to $500.00 for each violation of this paragraph 53, which charge Tenant acknowledges is imposed in order to reimburse Landlord for time and expenses incurred by Landlord in enforcing this provision of the Lease, and not as a penalty. Said charge shall be accompanied by pictures of vehicle, and license plate with date and time attached.

54. TENANT/EMPLOYEE PARKING: All Tenants and their employees shall park their vehicles in the designated Tenant/Employee parking spots as shown on the attached "Schedule I". No vehicle shall be larger than a standard size SUV, or 3/4 ton pick-up. The Landlord, at its sole discretion, may assess a charge of up to $500.00 for each violation of this paragraph 54, which charge Tenant acknowledges is imposed in order to reimburse Landlord for time and expenses incurred by Landlord in enforcing this provision of the Lease, and not as a penalty.

55. LANDLORDS RESPONSIBILITY TO COMPLETE:

56. NO PETS ALLOWED ON PREMISES: Tenant may make provisions to allow for Tenant's customers to enjoy a dog friendly (canine only) atmosphere allowing such customers to temporarily, and for short periods of time to bring their canines onto the Property and into the Premises. No canine shall, however, be left on the Property or Premises overnight. The foregoing notwithstanding, neither, Tenant nor Tenant's employees shall be allowed to bring or keep any pet (canine, feline, reptile, rodent, marsupials, birds, amphibians, or any other domestic or wild animals) on or about the Premises or Property.

57. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than any and all rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. TENANT HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS IT MIGHT HAVE TO CLAIM AN ACCORD AND SATISFACTION UNDER OR PURSUANT TO C.R.S. ' 4-3-311.

58. GOVERNING LAW; JURISDICTION. The laws of the State of Colorado shall govern the interpretation, validity, performance and enforcement of this Lease. Tenant and Landlord understand and agree that the State Courts of the State of Colorado located in the County of Eagle, State of Colorado shall have sole and exclusive subject matter jurisdiction to entertain any action brought to enforce this Lease or with respect to any dispute arising herefrom and, by execution hereof, Tenant and any guarantors of this Lease voluntarily submit to the personal jurisdiction of such Courts.

59. BUILDING CONDOMINIUMIZATION. Landlord reserves the right to condominimise the Building and/or the Project at any time and without notice to Tenant so as to create two or more condominium units. In such event, the Premises may become one or more condominium units, or portions of one or more condominium units, as defined and described in the condominium declaration and condominium map. In the event that the Building and/or the Project is condominimised, all assessments of every kind, nature and description imposed upon the condominium unit or units making up the Premises shall, at the option of Landlord, be paid by Tenant as Additional Rent, it being recognized that such assessments may take the place of some, but not all, other charges due hereunder as Additional Rent as the result of some expenses being converted from Landlord expenses to condominium association expenses. In the event that the Premises, or any portion thereof, is a part of, but not all of, a condominium unit, Tenant shall pay a pro-rata share of the assessments for such condominium unit based upon the ratio of the area of the Premises to the area of the condominium unit. The foregoing notwithstanding, Landlord may, in the event of the condominimisation of the Building and/or the Project, adjust the Rent and or additional rent (Common Area Expense or C.A.M.), due under this Lease so as to insure that such total Rent due hereunder does not increase or decrease solely as the result of such condominimisation process, and the assessments due resulting there from. Also, in no way, shall the use of this provision cancel any additional lease extensions herein grated.

Landlord: Stone Creek Commercial Center LLP	Tenant: GrowLife Hydroponics, Inc.

By /s/ Charles C. Murphy	By /s/ Sterling Scott

Charles C. Murphy	/s/ Sterling Scott
as agent for Landlord	President and CEO

Date: October 21, 2013	Date: October 21, 2013

SCHEDULE I
Stone Creek Business Center
Avon, Colorado

Floor Plan

SCHEDULE II
Stone Creek Business Center
Avon, Colorado

Sign Criteria

I. INTENT:

These criteria are established on the principle that the success of the center, as a whole, benefits the individual merchant. Their purpose is to establish an appearance of orderliness and neatness associated with any successful business. Architectural coordination of signs also adds an element of professionalism to the entire center for the benefit of all concerned. In the interest of maintaining quality standards, proper illumination, and good contemporary design, signs must be manufactured in accordance with these criteria. Conformance will be strictly enforced and all non-conforming or unapproved signs will be brought into conformance at the expense of the tenant.

II. GENERAL REQUIREMENTS :

a. Tenant shall be responsible for the fulfillment of all requirements of these criteria.

b. Tenant shall submit or cause to be submitted to the Landlord for approval, prior to fabrication, at least two (2) copies of detailed shop drawings indicating size, layout, location, design, construction, and color of the proposed signs, including all lettering, logos and/or graphics.

c. All permits, if any or required, for signs and their installation shall be obtained and paid for by the tenant or it's designated representative prior to fabrication and installation.

d. All signs shall be constructed and installed, including electrical hook-up (when applicable), at Tenant's expense. Every effort should be made to have sign(s) fabricated and installed prior to Tenant's opening. TEMPORARY BANNERS WILL NOT BE PERMITTED.

e. The sign contractor, for the Center shall have to be approved by the Landlord, prior to any construction.

f. No signage shall be permitted on the East and West ends of the building.

g. Any willful deviation from these criteria that is not corrected immediately upon written notification by the Landlord shall be considered a default under the default provisions of the lease.

III. SPECIFIC REQUIREMENTS:

A. WHERE SIGN BAND IS PROVIDED:

1. Stone Creek Business Center will provide the sign band including all electrical components.

2. The sign band will be powered from the house meter and the cost for electricity will be included into the C.A.M. charges.

3. Elevation drawings are attached. The portion of the sign band designated for the Tenant will be redlined.

4. Each Tenant will be required to provide the sign face panels, after Landlord's approval of design, at Tenant's expense. The sign face will be, .125 aluminum, paint color and specifications to be determined by the Landlord. Copy will be routed and backed with 3/16" Plexiglas. Copy color will be Tenant's option. If Landlord has provided the sign face panels, Landlord shall be re-reimbursed the cost of said panels in the amount of $ Cost as provided by Sign Design located on Highway 6. Eagle Vail, CO, option #'2 paragraph of the lea se.

5. The horizontal dimension of the copy may not exceed 75% of the sign band area designated for the Tenant space. Vertical dimension of the copy may not exceed 21".

B. WHERE SIGN BAND IS NOT PROVIDED (Single story north and south exposure only)

1. All signs are to be individual pan channel letters, internally illuminated with remote transformers.

2. The horizontal dimension of the Tenant's sign shall not exceed 40% of the leased storefront (including logo cabinets).

3. Overall sign height shall not exceed 30".

4. Letters shall be constructed of 22-gage Paint Loe sheet metal or equivalent strength aluminum and shall have 5" returns. Channel me or similar materials will not be permitted.

5. All letters shall have 3/16" Plexiglas faces with l" Jewel Late trim.

6. All letters shall be illuminated by neon on 60 MA transformers, or by red neon on 30 MA transformers .

7. Letter style and color shall be selected by Tenant.

8. Logo cabinets will be permitted. Logo cabinets shall not exceed 30"x30" and will be illuminated by neon (see number 6 above).

9. Raceways will not be permitted.

10. Approval or disapproval sl1all remain the sole right of the Landlord.

11. All signs must be constructed to meet UL standards and must carry UL labels.

C. EXTERIOR TENANT SOFFIT IDENTIFICATION SIGNS.

1. All Tenants shall be required to have an exterior walkway soffit identification sign mounted contiguous to the Tenant's entry.

2. All soffit signs will be fabricated, installed, and maintained by the Landlord.

3. All costs of fabrication, installation, and maintenance shall be included in Common Area Charges (C.A.M.).